Exhibit 99.1

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of August 7, 2013, and entered into by and between WELLS FARGO CAPITAL FINANCE, INC., in its capacity as agent under the ABL Loan Documents (as defined below), including its successors in such capacity from time to time (“ABL Agent”), and UMB BANK, N.A., in its capacity as collateral agent under the Notes Documents (as defined below), including its successors in such capacity from time to time (“Notes Agent”).

RECITALS

LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), certain direct and indirect Subsidiaries of the Company, ABL Agent and the lenders party thereto from time have entered into that certain Amended and Restated Loan and Security Agreement, dated November 5, 2007, providing for a revolving credit facility (as amended, supplemented, amended and restated or otherwise modified from time to time, the “ABL Credit Agreement”);

The Company, UMB Bank, n.a., as Trustee (the “Trustee”), Notes Agent and the Notes Guarantors (as defined below), have entered into that certain Indenture dated as of the date hereof (the “Indenture”) pursuant to which the Company’s 7.75% senior secured notes due 2019 (the “Notes”) were issued;

Pursuant to (i) Section 18 of the ABL Credit Agreement, the Company (with respect to primary obligations of its Subsidiaries party thereto) and certain of its Subsidiaries (the Company and such Subsidiaries in such capacity, each, an “ABL Guarantor” and collectively, jointly and severally, the “ABL Guarantors”) have guaranteed the Obligations (as defined in the ABL Credit Agreement) (the “ABL Guaranty”); and (ii) the Indenture, certain of the Company’s Subsidiaries (in such capacity, each, a “Notes Guarantor” and collectively, jointly and severally, “Notes Guarantors”; the Notes Guarantors, together with the ABL Guarantors, each a “Guarantor” and collectively, jointly and severally, the “Guarantors”) have guaranteed the Obligations (as defined in the Indenture) under the Notes Documents;

The obligations of (i) the Company under the ABL Credit Agreement and (ii) the ABL Guarantors under the ABL Guaranty are to be secured (x) on a first-priority basis by Liens (as defined below) on the ABL Priority Collateral (as defined below) and (y) on a second-priority basis by Liens on the Notes Priority Collateral (as defined below);

The obligations of the Company and the Notes Guarantors (other than Zena Energy L.L.C. and El Dorado Nitrogen, L.P.) under the Indenture are to be secured (x) on a first-priority basis by Liens on the Notes Priority Collateral and (y) on a second-priority basis by Liens on the ABL Priority Collateral;

The ABL Loan Documents and the Notes Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective relative rights, priorities and remedies with respect to their respective security interests in the Collateral (as defined below) and certain other matters; and

ABL Agent and Notes Agent have agreed to the intercreditor and other provisions set forth in this Agreement in order to provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of Collateral upon foreclosure thereupon or other disposition thereof.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1 UCC Terms. The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “chattel paper”, “commercial tort claim”, “deposit account”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security” and “supporting obligation”.

1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in the preamble to this Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including ABL Agent, the ABL Lenders, each Issuing Lender (as defined in the ABL Credit Agreement), each other Indemnified Person (as defined in the ABL Credit Agreement) and each other holder of any Obligation (as defined in the ABL Credit Agreement) of a Borrower (as defined in the ABL Credit Agreement) including each Bank Product Provider with respect to Bank Product Obligations and Hedge Agreement Obligations.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any ABL Obligation.

“ABL Collateral Documents” means the security agreements, pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements, and any other agreements, documents or instruments, in each case pursuant to which a Lien is granted to secure any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Default” means any “Event of Default”, as such term is defined in any ABL Loan Document.

“ABL Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of ABL Agent.

“ABL Lenders” means the “Lenders” as defined in the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Collateral Documents, the ABL Credit Agreement, the ABL Guaranty and each of the other Loan Documents (as defined in the ABL Credit Agreement).

“ABL Obligations” means all obligations and all amounts owing, due or secured under the terms of the ABL Credit Agreement, any Hedge Agreement, any Bank Product Agreement or any other ABL Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit, Bank Product Obligations, Hedge Agreement Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all Obligations (as such term is defined in the ABL Credit Agreement), all Bank Product Obligations, all Hedge Agreement Obligations, and all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“ABL Priority Collateral” means all of each Grantor’s right, title and interest in and to the following property of such Grantor, wherever located and whether now owned by such Grantor or hereafter acquired:

(a) all accounts (except to the extent that such accounts constitute identifiable proceeds of equipment, Investment Related Property or Real Estate Assets not otherwise identified as ABL Priority Collateral), and any and all supporting obligations in respect thereof;

(b) all inventory;

(c) all Books;

(d) all Investment Related Property, but excluding the stock of the Company, each Guarantor, El Dorado Nitrogen, L.P. and each of their respective subsidiaries;

(e) all Letters of Credit, letter-of-credit rights, instruments, promissory notes, drafts, documents and chattel paper (including all tangible and electronic chattel paper), and any and all supporting obligations in respect thereof;

(f) all money or other assets of the Company and each Guarantor that arise from or relate to any ABL Priority Collateral listed in clauses (a) through (c) above that now or hereafter come into the possession, custody or control of any of the ABL Lenders or ABL Agent (or any successor thereto); and

(g) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all assets of the type described in clauses (a) through (e) above, money, deposit accounts or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that the ABL Priority Collateral shall not include any Notes Priority Collateral.

Notwithstanding the foregoing, the ABL Priority Collateral shall not include any Excluded Property.

“Agent” means ABL Agent or Notes Agent, as the context requires.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank Product Agreements” means “Bank Product Agreements,” as that term is defined in the ABL Credit Agreement.

“Bank Product Obligations” means “Bank Product Obligations,” as that term is defined in the ABL Credit Agreement.

“Bank Product Provider” means “Bank Product Provider,” as that term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means (i) the Bankruptcy Code, (ii) any other federal, state or foreign law for the relief of debtors, and (iii) any other similar statute or law, in each case as applicable and as now and hereafter in effect, or any successor statute.

“Books” means books and records (including each Grantor’s records indicating, summarizing or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or general intangibles related to such information).

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in the state of New York are authorized or required by law to remain close.

“Cash Equivalents” means (a) any readily-marketable securities or any marketable direct obligation (i) issued by, or directly, unconditionally and fully guaranteed or insured by, the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any bankers acceptance or commercial paper of an issuer rated at least “A-1” by Standard & Poor’s Rating Group (“S&P”) or “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if one or both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, (c) any United States dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit, repurchase agreements, reverse purchase agreements or bankers’ acceptance issued or accepted by (i) any ABL Lender or (ii) any commercial bank that (A) is organized under the laws of the United States, any state thereof or the District of Columbia, (B) has combined capital and surplus of not less than $500,000,000 and (C) is rated at least “A-1” by S&P and “P-1” by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if one or both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and (d) shares of any United States money market fund that (i) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) is rated “AAA” by S&P and “Aaa” by Moody’s and (iii) has portfolio assets of at least $5,000,000,000; provided, however, that the maturities of all obligations specified in any of clauses (a), (b) or (c) above shall not exceed 365 days.

“Claimholders” means, with respect to the ABL Obligations, the ABL Claimholders, and with respect to the Notes Obligations, the Notes Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Notes Collateral.

“Company” has the meaning set forth in the recitals to this Agreement.

“Default Disposition” means any private or public Disposition of (i) all or any material portion of the ABL Priority Collateral by one or more Grantors with the consent of ABL Agent after the occurrence and during the continuance of an ABL Default (and prior to the Discharge of ABL Obligations) or (ii) all or any material portion of the Notes Priority Collateral by one or more Grantors with the consent of Notes Agent after the occurrence and during the continuance of a Notes Default (and prior to the Discharge of Notes Obligations), which Disposition is conducted by such Grantors with the consent of ABL Agent in the case of the former, or Notes Agent in the case of the latter, in connection with good faith efforts by ABL Agent or Notes Agent, as the case may be, to collect the ABL Obligations through the Disposition of ABL Priority Collateral or the Notes Obligations through the Disposition of Notes Priority Collateral.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) the indefeasible payment in full in cash of all ABL Obligations (other than outstanding Letters of Credit, Bank Product Obligations, Hedge Agreement Obligations and contingent indemnification obligations for which no underlying claim has been asserted);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations (other than commitments of a Bank Product Provider to extend credit that constitutes Bank Product Obligations pursuant to a Bank Product Agreement as to which satisfactory arrangements have been made with the applicable Bank Product Provider);

(c) termination or cash collateralization (in an amount and in the manner required by the ABL Credit Agreement) of all outstanding Letters of Credit; and

(d) termination or cash collateralization (in an amount reasonably satisfactory to the applicable Bank Product Provider) of any Hedge Agreement Obligations pursuant to Hedge Agreements issued or entered into by any Bank Product Provider.

“Discharge of Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5, all Notes Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been indefeasibly paid, performed or discharged in full (with all such Notes Obligations consisting of monetary or payment obligations having been paid in full in cash).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State or other political subdivision of the United States.

“Enforcement Notice” shall mean a written notice delivered by either ABL Agent or Notes Agent to the other stating that an ABL Default or a Notes Default, as applicable, has occurred and is continuing under the ABL Credit Agreement or the Indenture, as applicable, and that an Enforcement Period has commenced with respect to the ABL Priority Collateral or Notes Priority Collateral, as applicable, specifying the relevant event of default, stating the current balance of the ABL Obligations or the Note Obligations, as applicable, and requesting the current balance of the ABL Obligations or Note Obligations, as applicable, owing to the noticed party.

“Enforcement Period” shall mean the period of time following the receipt by either ABL Agent or Notes Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by Notes Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by ABL Agent, the Discharge of ABL Obligations or (c) ABL Agent or Notes Agent (as applicable) terminating, or agreeing in writing to terminate, the Enforcement Period (including in connection with a waiver or cure of the default that gave rise to such Enforcement Notice).

“Excluded Property” means (a)(i) any fee-owned real property with a fair market value equal to or less than $10,000,000 (other than any Existing Lien Real Property Collateral and any Issue Date Real Property Collateral (as defined in the Notes Security Agreement)) and any leasehold interest in real property; (ii) motor vehicles, airplanes and other assets subject to certificates of title; (iii) letter-of-credit rights and commercial tort claims; (iv) any governmental licenses or state or local franchises, charters and authorizations to the extent security interest is prohibited or restricted thereby (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC); (v) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party); (vi) any lease, license or agreement or any property subject to such agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) (including, for the avoidance of doubt, the collateral securing the Secured Equipment Note), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition; (vii) any assets of a Grantor to the extent that a security interest in such assets would reasonably be expected to result in material adverse tax consequences, as reasonably determined by such Grantor; (viii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (ix) stock and assets of Unrestricted Subsidiaries; (x) interests in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of third parties after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law; (xi) Capital Stock (as defined in the Indenture) representing voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary which, (A) pursuant to the terms of the ABL Credit Agreement, is not required to guaranty the ABL Obligations and (B) pursuant to the terms of the Indenture, is not required to guaranty the Notes Obligations; (xii) rolling stock; (xiii) property and assets of Zena Energy L.L.C. and El Dorado Nitrogen, L.P.; (xiv) with respect to the Notes Priority Collateral, general intangibles (other than those equity interests of each limited liability company, limited partnership or other business entity that is a Restricted Subsidiary); (xv) with respect to the Notes Priority Collateral, intellectual property; and (xvi) (A) in the case of any ABL Loan Document, assets where the cost of obtaining a security interest therein exceeds the practical benefit to the ABL Claimholders afforded thereby, as reasonably determined by ABL Agent and the Company and (B) in the case of any Notes Document, assets where the cost of obtaining a security interest therein exceeds the practical benefit to the Notes Claimholders afforded thereby, as reasonably determined by Notes Agent and the Company. For purposes of clause (xi) of this definition, “voting stock” means, with respect to any issuer of equity interests, the issued and outstanding shares of each class of equity interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral, including the institution of any judicial or non-judicial foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, having or seeking to have a trustee, receiver, liquidator or similar official appointed for or over the Collateral or taking any action to take possession of the Collateral, the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the ABL Loan Documents or the Notes Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including credit bidding or otherwise the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral or seeking relief from the automatic stay) whether under the ABL Loan Documents, the Notes Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time or (h) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or any assets of any Grantor, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of accounts or other monies deposited from time to time in deposit accounts or securities accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an overadvance, (vi) the filing of a proof of claim in any Insolvency, (vii) the consent by ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral (other than in connection with liquidation of the ABL Priority Collateral at the request of ABL Agent) and (viii) the acceleration of the Notes Obligations or the ABL Obligations.

“Existing Lien Real Property Collateral” means, collectively, (a) the “Property” as defined in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of January 19, 2007, between Prime Financial Corporation and GE Commercial Finance Business Property Corporation and (b) the “Property” as defined in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of December 20, 2006 between Prime Holdings Corporation and GE Commercial Finance Business Property Corporation (the Liens arising under the filings described in (a) and (b), collectively the “Existing Liens”). Notwithstanding anything in the Notes Documents or the ABL Documents to the contrary, (a) no Grantor shall be required to take any action to perfect the security interests of the ABL Claimholders or the Note Claimholders on any Existing Lien Real Property Collateral and (b) each Agent shall release its Liens and security interests on the applicable Existing Lien Real Property Collateral when the applicable Existing Lien is terminated and released; provided that, in the case of clauses (a) and (b), the fair market value of the applicable Existing Lien Real Property Collateral is equal to or less than $10,000,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary that is not a Domestic Subsidiary.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Company and the Guarantors, and each other person that may from time to time execute and deliver an ABL Collateral Document or a Notes Collateral Document as a “debtor,” “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” have the respective meanings set forth in the recitals to this Agreement.

“Hedge Agreement” means “Hedge Agreement,” as that term is defined in the ABL Credit Agreement.

“Hedge Agreement Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses of the Company or any ABL Guarantor under any Hedge Agreement.

“Indenture” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution or winding up of any Grantor (other than as permitted by the Notes Documents or the ABL Loan Documents) whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets for creditors of any Grantor or any other similar arrangement in respect of such Grantor’s creditors generally.

“Investment Related Property” means any and all investment property (as that term is defined in the UCC).

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the ABL Credit Agreement.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mortgage” means each mortgage, deed of trust or deed to secure debt pursuant to which a Grantor grants to (a) ABL Agent, for the benefit of the ABL Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the ABL Obligations or (b) Notes Agent, for the benefit of the Notes Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the Notes Obligations.

“Notes” has the meaning set forth in the recitals to this Agreement.

“Notes Agent” has the meaning set forth in the preamble to this Agreement.

“Notes Claimholders” means holders of Notes, the Trustee, Notes Agent and any holders of, or trustees, collateral agents or other representatives with respect to, Other Pari Passu Lien Obligations.

“Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any Notes Obligations. For the avoidance of doubt, the Notes Collateral shall not include any Excluded Property.

“Notes Collateral Account” means (i) the “Collateral Account” as defined in the Indenture.

“Notes Collateral Documents” means the Notes Security Agreement, the security agreements, pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements, and any other agreements, documents or instruments, in each case pursuant to which a Lien is granted to secure any Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes Default” means any “Event of Default”, as such term is defined in the Indenture, or any event of default under any other Notes Document.

“Notes Documents” means the Notes Collateral Documents, the Indenture and the Notes.

“Notes Obligations” means all obligations and all amounts owing, due or secured under the Notes Documents, and all Other Pari Passu Lien Obligations, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees and all other amounts payable under or secured by any Notes Document or Other Pari Passu Lien Obligations Agreement (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor or that would have accrued or become due under the terms of any Notes Documents or Other Pari Passu Lien Obligations Agreement but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Notes Priority Collateral” means all now owned or hereafter acquired Notes Collateral that constitutes:

(a) all Pledged Stock (as defined in the Notes Security Agreement) (which, in the case of any first-tier Foreign Subsidiary, is limited to 65% of the equity interests of such first-tier Foreign Subsidiary (and none of the stock of any Subsidiary of any first-tier Foreign Subsidiary), provided that, for purposes of this clause (a), any Domestic Subsidiary the sole assets of which are capital stock of a Foreign Subsidiary and, if applicable, debt of such Foreign Subsidiary shall be treated as a first-tier Foreign Subsidiary);

(b) all equity interests of each limited liability company, limited partnership or other business entity that is a Restricted Subsidiary constituting general intangibles and intercompany notes of the Company and the Notes Guarantors (other than Zena Energy L.L.C. and El Dorado Nitrogen, L.P.);

(c) all Investment Related Property that does not constitute ABL Priority Collateral;

(d) all equipment;

(e) all Pledged Debt Instruments (as defined in the Notes Security Agreement) that does not constitute ABL Priority Collateral;

(f) all Real Estate Assets;

(g) all instruments, Books and supporting obligations related to the foregoing and proceeds of the foregoing (except to the extent that any of the foregoing constitute ABL Priority Collateral); and

(h) all other goods (including but not limited to fixtures) and assets of each Grantor not constituting ABL Priority Collateral or Excluded Property, whether tangible or intangible and wherever located.

Notwithstanding the foregoing, the Notes Priority Collateral shall not include any Excluded Property.

“Notes Security Agreement” means the Security Agreement dated as of the date hereof, by and among the Company, the Notes Guarantors (other than Zena Energy L.L.C. and El Dorado Nitrogen, L.P.) and Notes Agent.

“Obligations” shall mean, as applicable, (a) all ABL Obligations and (b) all Notes Obligations.

“Other Pari Passu Lien Obligations” means indebtedness or other obligations of the Grantors issued following the date of this Agreement to the extent (a) such indebtedness is not prohibited by the terms of the ABL Credit Agreement, the Indenture and each then existing Other Pari Passu Lien Obligations Agreement from being secured by Liens on the Notes Collateral ranking pari passu with the Liens securing the Notes, (b) the Grantors have granted Liens, consistent with clause (a), on the Notes Collateral to secure the obligations in respect of such indebtedness, (c) such indebtedness or other obligations constitute “Other Pari Passu Lien Obligations” as defined in the Indenture and (d) the Other Pari Passu Lien Obligations Agent, for the holders of such indebtedness has entered into a joinder agreement on behalf of the holders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Notes Claimholders.

“Other Pari Passu Lien Obligations Agent” means the person appointed to act as trustee, agent or representative for the holders of Other Pari Passu Lien Obligations pursuant to any Other Pari Passu Lien Obligations Agreement.

“Other Pari Passu Lien Obligations Agreement” means the indenture, credit agreement or other agreement under which any Other Pari Passu Lien Obligations are incurred.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Collateral” means, with respect to the ABL Claimholders, all ABL Priority Collateral, and with respect to the Notes Claimholders, all Notes Priority Collateral.

“Real Estate Asset” means, at any time of determination, any fee interest of any Grantor in owned real property; provided that such asset has a fair market value in excess of $10,000,000. Notwithstanding anything to the contrary, Real Estate Assets shall include all Existing Lien Real Property Collateral and Issue Date Real Property Collateral.

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, modify, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.

“Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Subsidiary” of a person means a corporation, partnership, limited liability company or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to the Indenture subsequent to the date hereof.

“Use Period” means the period commencing on the date that ABL Agent (or any ABL Claimholder acting with the consent of ABL Agent) commences the Exercise of Secured Creditor Remedies in connection with any ABL Priority Collateral in a manner as provided in Section 3.8 (having theretofore furnished Notes Agent with an Enforcement Notice) and ending on the earlier to occur of (i) 180 days thereafter and (ii) the Discharge of ABL Obligations. If any stay or other order that prohibits any of ABL Agent or the other ABL Claimholders from commencing and continuing to Exercise any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has occurred by operation of law or has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended and upon lifting of the automatic stay, if there are fewer than 90 days remaining in such 180 day period, then such 180 day period shall be extended so that ABL Agent and the other ABL Claimholders have 90 days upon lifting of the automatic stay.

1.3 Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the ABL Credit Agreement. Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c) any definition of or reference to the ABL Obligations or the Notes Obligations herein shall be construed as referring to the ABL Obligations or the Notes Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d) any reference herein to any person shall be construed to include such person’s successors and assigns;

(e) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing (or purportedly securing) the ABL Obligations granted with respect to the Collateral or of any Liens securing (or purportedly securing) the Notes Obligations granted with respect to the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the ABL Loan Documents or the Notes Documents, as applicable, or any defect or deficiencies in, or failure to attach or perfect, the Liens securing (or purportedly securing) any of the Obligations, or any other circumstance whatsoever, ABL Agent and Notes Agent hereby agree that:

(a) any Lien with respect to the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent or any other ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the ABL Priority Collateral securing any Notes Obligations;

(b) any Lien with respect to the Notes Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, Notes Agent or any other Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Notes Priority Collateral securing any ABL Obligations;

(c) any Lien with respect to the ABL Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, Notes Agent, any other Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Obligations; and

(d) any Lien with respect to the Notes Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any other ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Notes Priority Collateral securing any Notes Obligations.

The subordination of Liens provided for in this Agreement shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are declared, or ruled to be, invalid, unenforceable, void or not allowed by a court of competent jurisdiction, as a result of any action taken by Notes Agent or ABL Agent, as applicable, or any failure by such person to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document.

2.2 Prohibition on Contesting Liens. Each of Notes Agent, for itself and on behalf of each other Notes Claimholder, and ABL Agent, for itself and on behalf of each other ABL Claimholder, agrees that it will not (and hereby irrevocably, absolutely and unconditionally waives any right to), directly or indirectly, contest (directly or indirectly), or support any other person in contesting (directly or indirectly), in any proceeding (including any Insolvency Proceeding) (a) the priority, validity, attachment, perfection or enforceability of a Lien in the Collateral held by or on behalf of ABL Agent or any other ABL Claimholder or by or on behalf of Notes Agent or any other Notes Claimholder, (b) the priority, validity, perfection or enforceability of any Obligations, including the allowability or priority of any Obligations in any Insolvency Proceeding, or (c) the validity or enforceability of, or the priorities, rights or duties established by, or other provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent, any other ABL Claimholder, Notes Agent, or any other Notes Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations and the Notes Obligations, as applicable, as provided in Sections 2.1, 3 and 6.2.

2.3 New Liens. During the term of this Agreement, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Section 6, that no Grantor shall:

(a) grant or suffer to exist any Liens on any asset to secure any Notes Obligation unless such Grantor also offers to grant, and, at the option of ABL Agent, grants a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of Notes Agent in accordance with the priorities set forth in this Agreement; or

(b) grant or suffer to exist any Liens on any asset to secure any ABL Obligation unless such Grantor also offers to grant, and, at the option of Notes Agent, grants a Lien on such asset to secure the Notes Obligations concurrently with the grant of a Lien thereon in favor of ABL Agent in accordance with the priorities set forth in this Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to ABL Agent or any other ABL Claimholder, Notes Agent, on behalf of the Notes Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2, and without limiting any other rights and remedies available to Notes Agent or any other Notes Claimholder, ABL Agent, on behalf of the ABL Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Cooperation in Designating Collateral. In furtherance of Section 9.8, the parties hereto agree to and the Grantors shall, in each case subject to the other provisions of this Agreement, upon request by ABL Agent or Notes Agent, cooperate in good faith (and direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Notes Priority Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Notes Documents.

SECTION 3. Exercise of Remedies.

3.1 Exercise of Remedies by Notes Agent. Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Notes Agent and Notes Claimholders:

(a) will not exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any ABL Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral);

(b) subject to Section 3.4 and Section 3.7, will not, directly or indirectly (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any and all rights to), contest, protest, object to (and seek or be awarded any relief of any nature whatsoever based on any such objection), interfere with, hinder or delay any (i) action to enforce or collect (or attempt to collect) the ABL Obligations, or (ii) Exercise of Secured Creditor Remedies by ABL Agent or any other ABL Claimholder with respect to any ABL Priority Collateral (regardless of whether any action or failure to act by or on behalf of ABL Agent or the other ABL Claimholders is adverse to the interest of Notes Agent or the other Notes Claimholders), and have no right to direct ABL Agent to Exercise any Secured Creditor Remedies or take any other action under the ABL Loan Documents;

(c) will not object to (and waive any and all claims with respect to) any waiver or forbearance by ABL Agent or the other ABL Claimholders from Exercising any Secured Creditor Remedies;

(d) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Notes Claimholders have on ABL Priority Collateral equal with, or to give the Notes Claimholders any preference or priority relative to, any Lien that the ABL Claimholders have with respect to such ABL Priority Collateral;

(e) will have no right to (i) direct ABL Agent or any other ABL Claimholder to exercise any right, remedy or power or (ii) consent to the exercise by ABL Agent or any other ABL Claimholder of any right, remedy or power with respect to any ABL Priority Collateral;

(f) acknowledge and agree that no covenant, agreement or restriction contained in the Note Documents shall be deemed to restrict in any way the rights and remedies of ABL Agent or the other ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents; and

(g) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

3.2 Exercise of Remedies by ABL Agent. Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent and ABL Claimholders:

(a) will not exercise or seek to exercise (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any Notes Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Notes Priority Collateral);

(b) subject to Section 3.4 and Section 3.7, will not, directly or indirectly (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any and all rights to), contest, protest, object to (and seek or be awarded any relief of any nature whatsoever based on any such objection), interfere with, hinder or delay any (i) action to enforce or collect (or attempt to collect) the Notes Obligations, or (ii) Exercise of Secured Creditor Remedies by Notes Agent or any other Notes Claimholder with respect to any Notes Priority Collateral (regardless of whether any action or failure to act by or on behalf of Notes Agent or the other Notes Claimholders is adverse to the interest of ABL Agent or the other ABL Claimholders), and have no right to direct Notes Agent to Exercise any Secured Creditor Remedies or take any other action under the Notes Documents;

(c) will not object to (and waive any and all claims with respect to) any waiver or forbearance by Notes Agent or the other Notes Claimholders from Exercising any Secured Creditor Remedies;

(d) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the ABL Claimholders have on Notes Priority Collateral equal with, or to give the ABL Claimholders any preference or priority relative to, any Lien that the Notes Claimholders have with respect to such Notes Priority Collateral;

(e) will have no right to (i) direct Notes Agent or any other Notes Claimholder to exercise any right, remedy or power or (ii) consent to the exercise by Notes Agent or any other Notes Claimholder of any right, remedy or power with respect to any Notes Priority Collateral;

(f) acknowledge and agree that no covenant, agreement or restriction contained in the ABL Loan Documents shall be deemed to restrict in any way the rights and remedies of Notes Agent or the other Notes Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Notes Documents; and

(g) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

3.3 Exclusive Enforcement Rights. (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to any ABL Priority Collateral (and in connection therewith, make determinations regarding the release or Disposition thereof or any restrictions with respect thereto), in each case without any consultation with or the consent of Notes Agent or any other Notes Claimholder, and (b) until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Notes Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to any Notes Priority Collateral (and in connection therewith, subject to Section 3.8, make determinations regarding the release or Disposition thereof or any restrictions with respect thereto), in each case without any consultation with or the consent of ABL Agent or any other ABL Claimholder. In connection with (x) any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, ABL Agent may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion, or (y) any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral, Notes Agent may enforce the provisions of the Notes Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by ABL Agent or Notes Agent, as applicable, to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC, the Bankruptcy Laws or other applicable law.

3.4 Permitted Actions. Anything to the contrary in this Section 3 notwithstanding, each of Notes Agent and ABL Agent may:

(a) if an Insolvency Proceeding has been commenced by or against any Grantor, file a proof of claim or statement of interest with respect to its Collateral or otherwise with respect to the Notes Obligations or the ABL Obligations, as the case may be, or otherwise file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of such Grantor arising under any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws);

(b) take any action (not adverse to the priority status of the Liens on the Collateral of the other, or the rights of the other Agent or any Claimholders to Exercise any Secured Creditor Remedies) in order to create or perfect its Lien in and to the Collateral;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance or subordination of its claims or the claims of its Claimholders, or the avoidance of its Liens;

(d) object to any proposed acceptance of (i) in the case of Notes Agent, ABL Priority Collateral by an ABL Claimholder pursuant to Section 9-620 of the UCC and (ii) in the case of ABL Agent, Notes Priority Collateral by a Notes Claimholder pursuant to Section 9-620 of the UCC;

(e) make any arguments and motions that are, in each case, in accordance with the terms of this Agreement;

(f) vote on any plan of reorganization in accordance with the terms of this Agreement;

(g) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the other Agent initiated by such other Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by such other Agent (it being understood that, (i) with respect to ABL Priority Collateral, neither Notes Agent nor any other Notes Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein and (ii) with respect to Notes Priority Collateral, neither ABL Agent nor any other ABL Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); and

(h) take any action described in clauses (i) through (viii) of the definition of Exercise of Secured Creditor Remedies.

3.5 Retention of Proceeds.

(a) Notes Agent agrees that prior to the Discharge of ABL Obligations, Notes Claimholders will only be entitled to retain proceeds of Notes Priority Collateral in connection with an Exercise of Secured Creditor Remedies by Notes Agent that is not prohibited under Section 3.1 above. Notes Claimholders shall not be permitted to retain any proceeds of ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of ABL Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(b) ABL Agent agrees that prior to the Discharge of Notes Obligations, ABL Claimholders will only be entitled to retain proceeds of ABL Priority Collateral in connection with an Exercise of Secured Creditor Remedies by ABL Agent that is not prohibited under Section 3.2 above. ABL Claimholders shall not be permitted to retain any proceeds of Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of Notes Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Priority Collateral and Notes Priority Collateral where the aggregate sales price is not allocated between the ABL Priority Collateral and Notes Priority Collateral being sold (including in connection with or as a result of the sale of the capital stock of a Grantor), then solely for purposes of this Agreement, the allocation of proceeds of such Disposition to the ABL Priority Collateral shall be based upon, in the case of (i) any ABL Priority Collateral consisting of inventory, the book value thereof as assessed on the date of such Disposition, (ii) any ABL Priority Collateral consisting of accounts receivable, the book value thereof as assessed on the date of such Disposition and (iii) all other ABL Priority Collateral and Notes Priority Collateral, the fair market value of such ABL Priority Collateral and Notes Priority Collateral sold, as determined by the Company in its reasonable judgment or, if the aggregate amount of such other ABL Priority Collateral and Notes Priority Collateral sold is greater than $20,000,000, an independent appraiser.

3.6 Non-Interference. Subject to Sections 3.1, 3.2, 3.3, 3.4 and 6.5(b), each of Notes Agent, for itself and on behalf of the other Notes Claimholders, and ABL Agent, for itself and on behalf of the other ABL Claimholders, hereby:

(a) subject to Section 3.7, agrees that it will not, directly or indirectly, take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the other Agent with respect to such other Agent’s Priority Collateral or that is otherwise prohibited hereunder, including any Disposition of the other Agent’s Priority Collateral, whether by foreclosure or otherwise;

(b) subject to Section 3.7, waives any and all rights it or its Claimholders may have as a junior lien creditor or otherwise to object to the manner in which such other Agent seeks to enforce or collect such other party’s respective Obligations or the Liens securing such Obligations granted in any of such other Agent’s Priority Collateral, regardless of whether any action or failure to act by or on behalf of such other Agent is adverse to the interest of it or its Claimholders.

3.7 Commercially Reasonable Dispositions; Notice of Exercise.

(a) Notes Agent, for itself and on behalf of the other Notes Claimholders, hereby irrevocably, absolutely, and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral. ABL Agent, for itself and on behalf of the other ABL Claimholders, hereby irrevocably, absolutely and unconditionally waives any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (i) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (ii) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral.

(b) Except as expressly set forth in this Agreement, each Notes Claimholder and each ABL Claimholder shall have any and all rights and remedies it may have as a creditor under any applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral (and any judgment Lien obtained in connection therewith) shall be subject to the Lien priorities set forth herein and to the provisions of this Agreement. ABL Agent may enforce the provisions of the ABL Loan Documents, Notes Agent may enforce the provisions of the Notes Documents and each may Exercise any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of ABL Agent and Notes Agent agrees to provide to the other (x) an Enforcement Notice prior to its Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Grantor; provided further, however, that ABL Agent’s failure to provide copies of any such notices to Notes Agent shall not impair any of ABL Agent’s rights hereunder or under any of the ABL Documents and Notes Agent’s failure to provide copies of any such notices to ABL Agent shall not impair any of Notes Agent’s rights hereunder or under any of the Notes Documents. Each of Notes Agent, each other Notes Claimholder, ABL Agent and each ABL Claimholder agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of Notes Agent and each other Notes Claimholder, against either ABL Agent or any other ABL Claimholder, and in the case of ABL Agent and each other ABL Claimholder, against either Notes Agent or any other Notes Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken.

3.8 Inspection and Access Rights.

(a) If Notes Agent, or any agent or representative of Notes Agent, or any receiver, shall, after any Notes Default, obtain possession or physical control of any Notes Priority Collateral or Notes Agent shall sell or otherwise dispose of any Notes Priority Collateral, Notes Agent shall promptly notify ABL Agent in writing of that fact, and ABL Agent shall thereafter notify the Notes Agent in writing as to whether ABL Agent desires to exercise access rights under this Section 3.8. In addition, if ABL Agent, or any agent or representative or ABL Agent, or any receiver, shall, after any ABL Default, obtain possession or physical control of any of the real properties subject to a Mortgage or any of the tangible Notes Priority Collateral located on any premises other than real properties subject to a Mortgage or control over any intangible Notes Priority Collateral, following the delivery to Notes Agent of an Enforcement Notice, then ABL Agent shall thereafter notify Notes Agent in writing that ABL Agent is exercising its access rights under this Agreement under either circumstance. Upon delivery of such notice by ABL Agent to Notes Agent, the parties shall confer in good faith to coordinate with respect to ABL Agent’s exercise of such access rights. Consistent with the definition of “Use Period,” access rights may apply to differing parcels of real properties subject to a Mortgage and to different assets that constitute a portion of the Notes Priority Collateral, in each case at differing times, in which case, a differing Use Period will apply to each such property and to each such portion of the Notes Priority Collateral.

(b) Without limiting any rights ABL Agent or any other ABL Claimholder may otherwise have under applicable law or by agreement and whether or not Notes Agent or any other Notes Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies of Notes Agent, ABL Agent or any other person (including any ABL Claimholder) acting with the consent, or on behalf, of ABL Agent shall have an irrevocable, non-exclusive right to have access to, and a royalty-free and rent-free license and right to use, the Notes Priority Collateral (including, without limitation, equipment, fixtures and real property and equipment, processors, computers and other machinery related to the storage or processing of records, documents or files) during the Use Period (a) during normal business hours on any Business Day, to access the ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (iii) has been commingled with (within the meaning of Section 9-336 of the UCC), Notes Priority Collateral, and (b) in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, process raw materials or work-in-process into finished inventory, take possession of, move, package, prepare and advertise for sale or disposition, sell (by public auction, private sale, “going out of business” sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented inventory of the same type sold in Grantors’ business), store, collect, take reasonable actions to protect, secure and otherwise enforce the rights of ABL Agent in and to the ABL Priority Collateral, or otherwise deal with the ABL Priority Collateral, in each case without the involvement of or interference by any Notes Claimholder or liability to any Notes Claimholder. This Agreement will not restrict the rights of Notes Agent to sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Use Period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.8.

(c) During the period of actual occupation, use and/or control by the ABL Claimholders and/or ABL Agent (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral or other assets or property, the ABL Claimholders and ABL Agent shall be obligated to repair at their expense any physical damage (ordinary wear and tear excepted) to such Notes Priority Collateral caused by such occupancy, use or control by ABL Agent or its agents, representatives or designees, and to leave such Notes Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted; provided, however, that ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Notes Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. Notwithstanding the foregoing, in no event shall the ABL Claimholders or ABL Agent have any liability to the Notes Claimholders and/or to Notes Agent pursuant to this Section 3.8 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Claimholders (or ABL Agent, as the case may be) of their rights under this Section 3.8 and the ABL Claimholders shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Claimholders, or for any diminution in the value of the Notes Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Claimholders in the manner and for the time periods specified under this Section 3.8. Without limiting the rights granted in this Section 3.8, the ABL Claimholders and ABL Agent shall cooperate with the Notes Claimholders and/or Notes Agent in connection with any efforts made by the Notes Claimholders and/or the Notes Agent to sell the Notes Priority Collateral.

(d) Consistent with the definition of the term “Use Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits ABL Agent from exercising any of its rights hereunder, then the Use Period granted to ABL Agent under this Section 3.8 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.8. Notes Agent agrees, for the benefit of ABL Agent, that it shall not sell or dispose of any of the Notes Priority Collateral during the Use Period unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of this Section 3.8 and agrees therein to comply with the terms of this Section 3.8. The rights of ABL Agent and the other ABL Claimholders under this Section 3.8 during the Use Period shall continue notwithstanding such foreclosure, sale or other disposition by Notes Agent.

(e) ABL Agent and the other ABL Claimholders shall not be obligated to pay any amounts to Notes Agent or the other Notes Claimholders (or any person claiming by, through or under the Notes Claimholders, including any purchaser of the Notes Priority Collateral) or to any Grantor, for or in respect of the use by ABL Agent and the other ABL Claimholders of the Notes Priority Collateral; provided that ABL Agent and the other ABL Claimholders shall be obligated to pay any third-party expenses related thereto, including costs with respect to heat, light, electricity and water with respect to that portion of any premises so used or occupied, or that arise as a result of such use. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Notes Priority Collateral, ABL Agent requires the services of any employees of the Grantors, ABL Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that ABL Agent requires their services. In each case, all amounts paid by ABL Agent hereunder shall be added to the outstanding principal balance of the ABL Obligations.

(f) The ABL Claimholders shall use the Notes Priority Collateral in accordance with applicable law.

(g) Subject to Section 3.7, Notes Agent and the other Notes Claimholders (i) will cooperate with ABL Agent in its efforts pursuant to Section 3.8(b) to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (ii) will not hinder or restrict in any respect ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral pursuant to Section 3.8(b), and (iii) will, subject to the rights of any landlords under real estate leases, permit the ABL Collateral Agent, its employees, agents, advisers and representatives to exercise the rights described in Section 3.8(b).

(h) Subject to the terms hereof, Notes Agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral, without the involvement of or interference by any ABL Claimholder or liability to any ABL Claimholder, as long as, in the case of an actual sale, the respective purchaser assumes and agrees in advance in writing to the obligations of Notes Agent and the other Notes Claimholders under this Section 3.8. If ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Notes Priority Collateral, ABL Agent shall provide the Notes Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Notes Agent’s use of such real property.

(i) For the avoidance of doubt, and without limiting the generality of the other provisions of this Agreement, it is hereby acknowledged and agreed that ABL Agent and the other ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.8 and Section 3.9 including an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.8 and Section 3.9.

3.9 Sharing of Information and Access. In the event that ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Notes Priority Collateral, ABL Agent shall, upon request from Notes Agent and as promptly as practicable thereafter, either make available to Notes Agent such books and records for inspection and duplication or provide to Notes Agent copies thereof. In the event that Notes Agent shall, in the exercise of its rights under the Notes Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, Notes Agent shall, upon request from ABL Agent and as promptly as practicable thereafter, either make available to ABL Agent such books and records for inspection and duplication or provide ABL Agent copies thereof.

3.10 Tracing of and Priorities in Proceeds. ABL Agent, for itself and on behalf of the other ABL Claimholders, and Notes Agent, for itself and on behalf of the other Notes Claimholders, further agree that prior to an issuance of any Enforcement Notice by such Claimholder (unless a bankruptcy or insolvency ABL Default or Notes Default then exists), any proceeds of Collateral obtained in accordance with the terms of the ABL Loan Documents and the Notes Documents, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, Notes Agent, for itself and on behalf of the other Notes Claimholders, hereby consents to the application, prior to the receipt by ABL Agent of an Enforcement Notice issued by Notes Agent, of cash or other proceeds of Collateral deposited under deposit account control agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

SECTION 4. Proceeds.

4.1 Application of Proceeds.

(a) Prior to the Discharge of ABL Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any ABL Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash or cash collateralization of the ABL Obligations in accordance with the ABL Loan Documents, and in the case of payment of any revolving loans following any acceleration of the ABL Obligations and resulting from a foreclosure or “going out of business” sale or similar sale of ABL Priority Collateral, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, and (ii) second, to the payment in full in cash of the Note Obligations in accordance with the Notes Documents.

(b) Prior to the Discharge of Notes Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any Notes Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash or cash collateralization of the Notes Obligations in accordance with the Notes Documents, and (ii) second, to the payment in full in cash or cash collateralization of the ABL Obligations in accordance with the ABL Loan Documents.

(c) If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Agent that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2 Turnover. Unless and until the earlier of Discharge of ABL Obligations or the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, (a) any ABL Priority Collateral, proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) or any insurance proceeds described in Section 5.2(a) received by Notes Agent or any other Notes Claimholder, pursuant to any Notes Document or by the exercise of any rights available to it under applicable law or in any Insolvency Proceeding pursuant to any Exercise of Secured Creditor Remedies or through any other exercise of remedies, after Notes Agent or such other Notes Claimholder obtains actual knowledge or notice from ABL Agent that it has possession of such ABL Priority Collateral and/or such proceeds or as a result of Notes Agent’s or any other Notes Claimholder’s collusion with any Grantor in violating the rights of ABL Agent or any other ABL Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and shall reasonably promptly be paid over to ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, and (b) any Notes Priority Collateral, proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) or any insurance proceeds described in Section 5.2(b) received by ABL Agent or any other ABL Claimholder, pursuant to any ABL Loan Document or by the exercise of any rights available to it under applicable law or in any Insolvency Proceeding pursuant to any Exercise of Secured Creditor Remedies or through any other exercise of remedies, after ABL Agent or such other ABL Claimholder obtains actual knowledge or notice from Notes Agent that it has possession of such Notes Priority Collateral and/or such proceeds or as a result of ABL Agent’s or any other ABL Claimholder’s collusion with any Grantor in violating the rights of Notes Agent or any other Notes Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and shall reasonably promptly be paid over to Notes Agent for the benefit of the Notes Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct; provided, however, in the case of any proceeds of Notes Priority Collateral received by ABL Agent or any other ABL Claimholder in connection with a Disposition of Notes Priority Collateral by any Grantor, if a Grantor does not provide prior written notice of such Disposition to ABL Agent specifying the amount and source of such proceeds, neither ABL Agent nor any other ABL Claimholder shall have any obligation to pay over any proceeds of such Disposition to Notes Agent. Each of Notes Agent and ABL Agent is hereby authorized to make any such endorsements as agent for the other or any Claimholders. This authorization is coupled with an interest and is irrevocable until the earlier of the Discharge of ABL Obligations or the Discharge of Notes Obligations.

Notes Agent for itself and each other Notes Claimholder agrees that if, at any time, all or any part of any payment with respect to any ABL Obligations secured by any ABL Priority Collateral previously made shall be rescinded for any reason whatsoever, it will promptly pay over to ABL Agent any payment received by it in respect of any such ABL Priority Collateral and shall promptly turn any such ABL Priority Collateral then held by it over to ABL Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Obligations.

ABL Agent for itself and each other ABL Claimholder agrees that if, at any time, all or any part of any payment with respect to any Notes Obligations secured by any Notes Priority Collateral previously made shall be rescinded for any reason whatsoever, it will promptly pay over to Notes Agent any payment received by it in respect of any such Notes Priority Collateral and shall promptly turn any such Notes Priority Collateral then held by it over to Notes Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Notes Obligations.

4.3 No Subordination of the Relative Priority of Claims. Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Notes Claimholders in respect of the ABL Priority Collateral to the Liens of ABL Claimholders therein and of the Liens of ABL Claimholders in respect of the Notes Priority Collateral to the Liens of Notes Claimholders therein as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination in right of payment of the Notes Obligations to the ABL Obligations or the ABL Obligations to the Notes Obligations.

4.4 Application of Payments. Subject to the other terms of this Agreement, all payments received (not in violation of this Agreement) by (a) ABL Agent or the other ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) Notes Agent or the other Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

4.5 Revolving Nature of ABL Obligations. Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1 Releases.

(a) If, in connection with the Exercise of Secured Creditor Remedies by ABL Agent as provided for in Section 3, irrespective of whether an ABL Default or a Notes Default has occurred and is continuing, ABL Agent releases any of its Liens on any part of the ABL Priority Collateral, then the Liens of Notes Agent on such ABL Priority Collateral shall be automatically, unconditionally, and simultaneously released so long as all proceeds therefrom are applied to permanently repay the ABL Obligations and the then outstanding commitments to extend credit under the ABL Credit Agreement are terminated; provided, however, that any proceeds remaining after the Discharge of ABL Obligations shall be subject to the Liens of the Notes Claimholders. Notes Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to ABL Agent such termination or amendment statements, releases, and other documents as ABL Agent may request in writing to effectively confirm such release, without the consent or direction of any other Notes Claimholders.

(b) If, in connection with the Exercise of Secured Creditor Remedies by Notes Agent as provided for in Section 3, irrespective of whether an ABL Default or a Notes Default has occurred and is continuing, Notes Agent releases any of its Liens on any part of the Notes Priority Collateral, then the Liens of ABL Agent on such Notes Priority Collateral shall be automatically, unconditionally, and simultaneously released so long as all proceeds therefrom are applied to permanently repay, repurchase or otherwise retire the Notes Obligations; provided, however, that any proceeds remaining after the Discharge of Notes Obligations shall be subject to the Liens of the ABL Claimholders. ABL Agent, for itself or on behalf of any such ABL Claimholders, promptly shall execute and deliver to Notes Agent such termination or amendment statements, releases, and other documents as Notes Agent may request in writing to effectively confirm such release, without the consent or direction of any other ABL Claimholders.

(c) If, in connection with any Disposition of any ABL Priority Collateral permitted under the terms of the ABL Loan Documents and the Notes Documents as in effect at the time of such Disposition, ABL Agent, for itself or on behalf of any ABL Claimholders, releases any of its Liens on the portion of the ABL Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of ABL Obligations, or (ii) after the occurrence and during the continuance of any Notes Default, then the Liens of Notes Agent on such Collateral shall be automatically, unconditionally, and simultaneously released. Notes Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to ABL Agent such termination or amendment statements, releases, and other documents as ABL Agent may request in writing to effectively confirm such release, without the consent or direction of any other Notes Claimholders.

(d) If, in connection with any Disposition of any Notes Priority Collateral permitted under the terms of the Notes Documents and the ABL Loan Documents as in effect at the time of such Disposition, Notes Agent, for itself or on behalf of any Notes Claimholders, releases any of its Liens on the portion of the Notes Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Notes Obligations, or (ii) after the occurrence and during the continuance of any ABL Default, then the Liens of ABL Agent on such Collateral shall be automatically, unconditionally, and simultaneously released. ABL Agent, for itself or on behalf of any such ABL Claimholders, promptly shall execute and deliver to Notes Agent such termination or amendment statements, releases, and other documents as Notes Agent may request to effectively confirm such release, without the consent or direction of any other ABL Claimholders.

(e) In the event that any Collateral that would be ABL Priority Collateral is no longer Collateral pursuant to the effects of clause (8) of the definition of “Excluded Assets” in the Indenture (or any comparable provision in any successor Notes Document), such Collateral shall automatically be deemed not to be Notes Collateral under the Notes Collateral Documents. Notes Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to the Grantors such termination or amendment statements, releases, and other documents as any Grantor may request to effectively confirm such release, at the cost and expense of the Grantors and without the consent or direction of any other Notes Claimholders.

(f) ABL Agent, with respect to the Notes Priority Collateral, on behalf of the ABL Claimholders, hereby irrevocably constitutes and appoints Notes Agent with respect to such Notes Priority Collateral and any officer or agent of Notes Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of ABL Agent or in ABL Agent’s own name, from time to time in Notes Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(g) Notes Agent, with respect to the ABL Priority Collateral, on behalf of the Notes Claimholders, hereby irrevocably constitutes and appoints ABL Agent with respect to such ABL Priority Collateral and any officer or agent of ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Notes Agent or in Notes Agent’s own name, from time to time in ABL Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2 Insurance.

(a) Unless and until ABL Agent has provided written notice to Notes Agent that the Discharge of ABL Obligations has occurred: (i) ABL Agent and the other ABL Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Loan Documents, to adjust and settle any claim under any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of ABL Priority Collateral, shall be paid, subject to the rights of Grantors under the ABL Loan Documents, first, to the ABL Claimholders, until the Discharge of ABL Obligations, second, to the Notes Claimholders, until the Discharge of Notes Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If Notes Agent or any other Notes Claimholders shall at any time receive any proceeds of any such insurance policy or award in contravention of this Agreement, it shall hold such proceeds in trust and upon request pay over such proceeds to ABL Agent.

(b) Unless and until Notes Agent has provided written notice to ABL Agent that the Discharge of Notes Obligations has occurred: (i) Notes Agent and the other Notes Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Notes Documents, to adjust and settle any claim under any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Notes Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Notes Priority Collateral, shall be paid, subject to the rights of Grantors under the Notes Documents, first, to the Notes Claimholders, until the Discharge of Notes Obligations, second, to the ABL Claimholders, until the Discharge of ABL Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If ABL Agent or any other ABL Claimholders shall at any time receive any proceeds of any such insurance policy or award in contravention of this Agreement, it shall hold such proceeds in trust and upon request pay over such proceeds to Notes Agent.

In the event that any proceeds are derived from any insurance policy that covers ABL Priority Collateral and Notes Priority Collateral, ABL Agent and Notes Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Loan Documents and the Notes Documents) any claim under the relevant insurance policy.

Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any insurance policy that covers ABL Priority Collateral and Notes Priority Collateral where the allocation of proceeds is not stipulated between ABL Priority Collateral and Notes Priority Collateral, then the allocation of proceeds of such insurance policy to the ABL Priority Collateral shall be based upon, in the case of (A) any ABL Priority Collateral consisting of inventory, book value as assessed on the date of such loss, (B) any ABL Priority Collateral consisting of accounts receivable, the face amount thereof and (C) all other ABL Priority Collateral and Notes Priority Collateral, the fair market value of such ABL Priority Collateral and Notes Priority Collateral, as determined by Grantors in their reasonable judgment or, if the aggregate amount of such other ABL Priority Collateral and Notes Priority Collateral sold is greater than $20,000,000, an independent appraiser.

(c) To effectuate the foregoing, Grantors shall provide ABL Agent and Notes Agent with separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments; Refinancings; Legend.

(a) The ABL Loan Documents may be amended, restated, supplemented, or otherwise modified in accordance with their terms and the ABL Obligations may be Refinanced in accordance with the terms of the ABL Loan Documents, in each case without notice to, or the consent of, Notes Agent or any other Notes Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing secured by any Collateral, the holders of such Refinancing debt (or an authorized representative on their behalf) bind themselves (in a writing addressed to Notes Agent for the benefit of itself and the other Notes Claimholders in a form reasonably acceptable to Notes Agent) to the terms of this Agreement; provided further, however, that any such amendment, restatement, supplement, modification, or Refinancing shall not result in a Notes Default under the Indenture; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Notes Obligations.

(b) The Notes Documents may be amended, restated, supplemented, or otherwise modified in accordance with their terms and the Notes Obligations may be Refinanced in accordance with the terms of the Notes Documents, in each case without notice to, or the consent of, ABL Agent or any other ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing secured by any Collateral, the holders of such Refinancing debt (or an authorized representative on their behalf) bind themselves (in a writing addressed to ABL Agent for the benefit of itself and the other ABL Claimholders in a form reasonably acceptable to ABL Agent) to the terms of this Agreement; provided further, however, that any such amendment, restatement, supplement, modification, or Refinancing shall not, without the prior written consent of ABL Agent, result in an ABL Default under the ABL Credit Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Notes Obligations.

(c) So long as the Discharge of ABL Obligations has not occurred, Notes Agent agrees that each Notes Collateral Document entered into after the date hereof shall include the following language (or similar language acceptable to ABL Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests granted to UMB Bank, N.A., as Collateral Agent under the Indenture, pursuant to this Agreement and the exercise of any right or remedy by UMB Bank, N.A., as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of August 7, 2013, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Capital Finance, Inc., as ABL Agent, and UMB Bank, N.A., as Notes Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(d) So long as the Discharge of Notes Obligations has not occurred, ABL Agent agrees that each ABL Collateral Document entered into after the date hereof shall include the following language (or similar language acceptable to Notes Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests granted to Wells Fargo Capital Finance, Inc., as Agent under the ABL Credit Agreement, pursuant to this Agreement and the exercise of any right or remedy by Wells Fargo Capital Finance, Inc., as Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of August 7, 2013, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Capital Finance, Inc., as ABL Agent, and UMB Bank, N.A., as Notes Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4 Bailee for Perfection.

(a) ABL Agent and Notes Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary agent for the benefit of and on behalf of Notes Agent or ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of possession or control under Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Notes Documents or the ABL Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. Notes Agent and the other Notes Claimholders hereby appoint ABL Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which ABL Agent has a perfected security interest under the UCC. ABL Agent and the other ABL Claimholders hereby appoint Notes Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged

Collateral in which Notes Agent has a perfected security interest under the UCC. Each of ABL Agent and Notes Agent hereby accept such appointments pursuant to this Section 5.4(a) and acknowledge and agree that it shall act for the benefit of and on behalf of the other Agent and the applicable other Claimholders with respect to any Pledged Collateral and that any proceeds received by ABL Agent or Notes Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4. Unless and until the Discharge of Notes Obligations, ABL Agent agrees to promptly notify Notes Agent of any Pledged Collateral constituting Notes Priority Collateral held by it or known by it to be held by any other ABL Claimholders, and, immediately upon the request of Notes Agent in writing at any time prior to the Discharge of Notes Obligations, ABL Agent agrees to deliver to Notes Agent any such Pledged Collateral held by it or by any other ABL Claimholders, together with any necessary endorsements (or otherwise allow Notes Agent to obtain control of such Pledged Collateral). Unless and until the Discharge of ABL Obligations, Notes Agent agrees to promptly notify ABL Agent of any Pledged Collateral constituting ABL Priority Collateral held by it or known by it to be held by any other Notes Claimholders, and, immediately upon the request of ABL Agent in writing at any time prior to the Discharge of ABL Obligations, Notes Agent agrees to deliver to ABL Agent any such Pledged Collateral held by it or by any other Notes Claimholders, together with any necessary endorsements (or otherwise allow ABL Agent to obtain control of such Pledged Collateral). ABL Agent hereby agrees that upon the Discharge of ABL Obligations, upon the written request of Notes Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, ABL Agent shall continue to act as such a gratuitous bailee and non-fiduciary agent for Notes Agent (solely for the purpose of perfecting the security interest granted under the Notes Documents and at the expense of Grantors) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of ABL Obligations has occurred, and (y) the date when a control agreement is executed in favor of Notes Agent with respect to such deposit account or securities account.

(b) ABL Agent and the other ABL Claimholders shall have no obligation whatsoever to Notes Agent or any other Notes Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Notes Agent and the other Notes Claimholders shall have no obligation whatsoever to ABL Agent or any other ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as a gratuitous bailee and a non-fiduciary agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in paragraph (d) of this Section 5.4. The duties or responsibilities of Notes Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as a gratuitous bailee and a non-fiduciary agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Notes Obligations as provided in paragraph (e) of this Section 5.4.

(c) ABL Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Notes Collateral Documents, or this Agreement a fiduciary relationship in respect of Notes Agent or any other Notes Claimholder. Notes Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Notes Collateral Documents, or this Agreement a fiduciary relationship in respect of ABL Agent or any other ABL Claimholder.

(d) ABL Agent shall transfer to Notes Agent (i) any proceeds of any ABL Priority Collateral in which Notes Agent continues to hold a security interest remaining following any sale, transfer or other disposition of such ABL Priority Collateral (in each case, unless Notes Agent’s Lien on all such ABL Priority Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), following the Discharge of ABL Obligations, or (ii) if ABL Agent is in possession of all or any part of such ABL Priority Collateral after the Discharge of ABL Obligations, such ABL Priority Collateral or any part thereof remaining, in each case without representation or warranty on the part of ABL Agent or any other ABL Claimholder. At such time, ABL Agent further agrees to take all other action reasonably requested by Notes Agent in writing at the expense of the Grantors (including amending any outstanding control agreements) to enable Notes Agent to obtain a first-priority security interest in the Collateral. To the extent no Notes Obligations that are secured by such Pledged Collateral remain outstanding as confirmed in writing by Notes Agent (so as to allow such person to obtain possession or control of such Pledged Collateral), ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to Company. Without limiting the foregoing, Notes Agent agrees for itself and each other Notes Claimholder that neither ABL Agent nor any other ABL Claimholder will have any duty or obligation first to marshal or realize upon the ABL Priority Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Priority Collateral, in any manner that would maximize the return to the Notes Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Notes Claimholders from such realization, sale, disposition or liquidation.

(e) Notes Agent shall transfer to ABL Agent (i) any proceeds of any Notes Priority Collateral in which ABL Agent continues to hold a security interest remaining following any sale, transfer or other disposition of such Notes Priority Collateral (in each case, unless ABL Agent’s Lien on all such Notes Priority Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), following the Discharge of Notes Obligations, or (ii) if Notes Agent is in possession of all or any part of such Notes Priority Collateral after the Discharge of Notes Obligations, such Notes Priority Collateral or any part thereof remaining, in each case without representation or warranty on the part of Notes Agent or any other Notes Claimholder. At such time, Notes Agent further agrees to take all other action reasonably requested by ABL Agent in writing (including amending any outstanding control agreements) to enable ABL Agent to obtain a first-priority security interest in the Collateral. To the extent no ABL Obligations that are secured by such Pledged Collateral remain outstanding as confirmed in writing by ABL Agent (so as to allow such person to obtain possession or control of such Pledged Collateral), Notes Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to Company. Without limiting the foregoing, ABL Agent agrees for itself and each other ABL Claimholder that neither Notes Agent nor any other Notes Claimholder will have any duty or obligation first to marshal or realize upon the Notes Priority Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Notes Priority Collateral, in any manner that would maximize the return to the ABL Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the ABL Claimholders from such realization, sale, disposition or liquidation.

5.5 When Discharge of Obligations Deemed to Not Have Occurred.

(a) If the Grantors enter into any Refinancing of the ABL Obligations that is intended to be secured by the ABL Priority Collateral on a first-priority basis, then a Discharge of ABL Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Obligations shall be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and ABL Agent under the ABL Loan Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement. ABL Agent under such ABL Loan Documents shall agree (in a writing addressed to Notes Agent for the benefit of itself and the other Notes Claimholders) to be bound by the terms of this Agreement.

(b) If the Grantors enter into any Refinancing of the Notes Obligations that is intended to be secured by the Notes Priority Collateral on a first-priority basis, then a Discharge of Notes Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Notes Obligations shall be treated as Notes Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the lender or group of lenders or any of their designees under the Notes Documents effecting such Refinancing shall be Notes Agent for all purposes of this Agreement. The lender or group of lenders or any of their designees under such Notes Documents shall agree (in a writing addressed to ABL Agent for the benefit of itself and the other ABL Claimholders) to be bound by the terms of this Agreement.

5.6 Injunctive Relief. Should any Claimholder in any way take, attempt to take, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Notes Agent, ABL Agent or any other Claimholder may obtain relief against such Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by each of ABL Agent, Notes Agent and each Claimholder that (a) non-breaching Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Claimholder waives any defense that such Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. ABL Agent, Notes Agent and each Claimholder hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or any other ABL Claimholders or Notes Agent or any other Notes Claimholders, as the case may be.

SECTION 6. Insolvency Proceedings.

6.1 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including the provisions of Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

6.2 Financing.

(a) Until the Discharge of ABL Obligations, if any Grantor shall be subject to any Insolvency Proceeding and ABL Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral (herein, “ABL Cash Collateral”), or to permit any Grantor to obtain financing provided by any one or more ABL Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such ABL Priority Collateral that is (i) senior or pari passu with the Liens on the ABL Priority Collateral securing the ABL Obligations and (ii) junior to the Liens on the Notes Priority Collateral securing the Notes Obligations (such financing, an “ABL DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such ABL Cash Collateral or to obtain such ABL DIP Financing, then Notes Agent agrees that it will consent (and will be deemed to have consented) to, will raise no objection to, nor support any other person objecting to, the use of such ABL Cash Collateral or such ABL DIP Financing (including, except as set forth in clause (c) below, any objection based on an assertion that the Notes Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto), and Notes Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing, to the extent any Liens securing the ABL Obligations are discharged, subordinated to, or made pari passu with any new Liens securing such ABL DIP Financing and to any replacement or additional Liens granted as adequate protection of the interests of the ABL Claimholders in the Collateral (“ABL Adequate Protection Lien”), in each case to the extent consistent with the other provisions of this Agreement; provided that (a) Notes Agent retains its Lien on the Collateral existing as of the date of the commencement of the Insolvency Proceeding to secure the Notes Obligations (in each case, including proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency

Proceeding and any Lien on the Notes Priority Collateral securing such ABL DIP Financing and any ABL Adequate Protection Lien on the Notes Priority Collateral (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or creditors’ committee as agreed to by ABL Agent and the other ABL Claimholders with respect to ABL Priority Collateral) is junior and subordinate to the Lien of Notes Agent on the Notes Priority Collateral, (b) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or made pari passu with the Liens of ABL Agent and the other ABL Claimholders securing the ABL Obligations on ABL Priority Collateral, (c) to the extent that ABL Agent is granted an ABL Adequate Protection Lien on Collateral arising after the commencement of the Insolvency Proceeding or additional payments or claims, the Notes Claimholders shall be entitled to seek a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and no ABL Agent or other ABL Claimholder shall oppose any motion by any Notes Claimholder with respect to the granting of such a Lien), and (d) the terms of such ABL DIP Financing or ABL Cash Collateral order do not either require such Notes Claimholders to extend additional credit pursuant to such ABL DIP Financing or authorize the use of cash collateral consisting of Notes Priority Collateral. The ABL Claimholders agree not to offer to provide any ABL DIP Financing that does not meet the requirements set forth in clauses (a) through (d) above. If ABL Claimholders offer to provide ABL DIP Financing that meets the requirements set forth in clauses (a) through (d) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such ABL DIP Financing, Notes Agent agrees, on behalf of itself and the other Notes Claimholders, that no Notes Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the ABL DIP Financing to be secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Liens on the ABL Priority Collateral securing the ABL Obligations. The foregoing provisions of this Section 6.2(a) shall not prevent Notes Agent from objecting to any provision in any ABL Cash Collateral order or ABL DIP Financing documentation relating to any provision or content of a plan of reorganization. ABL Agent, on behalf of itself and the other ABL Claimholders, agrees that no such Person shall provide to such Grantor any financing under Section 364 of the Bankruptcy Code to the extent that ABL Agent or any other ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with any Liens of Notes Agent. If, in connection with any ABL Cash Collateral use or ABL DIP Financing, any Liens on the ABL Priority Collateral held by ABL Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United State Trustee, then the Liens on the ABL Priority Collateral of Notes Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of ABL Claimholders consistent with this Agreement.

(b) Until the Discharge of Notes Obligations, if any Grantor shall be subject to any Insolvency Proceeding and Notes Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Notes Priority Collateral (herein, “Notes Cash Collateral”), or to permit any Grantor to obtain financing provided by any one or more Notes Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such Notes Priority Collateral that is (i) senior or pari passu with the Liens on the Notes Priority Collateral securing the Notes Obligations and (ii) junior to the Liens on the ABL Priority Collateral securing the ABL Obligations (such financing, a “Notes DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such Notes Cash Collateral or to obtain such Notes DIP Financing, then ABL Agent agrees that it will consent (and will be deemed to have consented) to, will raise no objection to, nor support any other person objecting to, the use of such Notes Cash Collateral or such Notes DIP Financing (including, except as set forth in clause (c) below, any objection based on an assertion that the ABL Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto), and ABL Agent will subordinate its Liens in the Notes Priority Collateral to the Liens securing such Notes DIP Financing, to the extent any Liens securing the Notes Obligations are discharged, subordinated to, or made pari passu with any new Liens securing such Notes DIP Financing and to any replacement or additional Liens granted as adequate protection of the interests of the Notes Claimholders in the Collateral (“Notes Adequate Protection Lien”), in each case to the extent consistent with the other provisions of this Agreement; provided that (a) ABL Agent retains its Lien on the Collateral existing as of the date of the commencement of the Insolvency Proceeding to secure the ABL Obligations (in each case, including proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the ABL Priority Collateral securing such Notes DIP Financing and any Notes Adequate Protection Lien on the ABL Priority Collateral (and all obligations relating thereto, including any “carve-out” in favor of fees and expenses of professionals retained by any debtor or creditors’ committee as agreed to by Notes Agent and the other Notes Claimholders with respect to Notes Priority Collateral) is junior and subordinate to the Lien of ABL Agent on the ABL Priority Collateral, (b) all Liens on Notes Priority Collateral securing any such Notes DIP Financing shall be senior to or made pari passu with the Liens of Notes Agent and the other Notes Claimholders securing the Notes Obligations on Notes Priority Collateral, (c) to the extent that Notes Agent is granted an Notes Adequate Protection Lien on Collateral arising after the commencement of the Insolvency Proceeding or additional payments or claims, the ABL Claimholders shall be entitled to seek a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and no Notes Agent or Notes Claimholder shall oppose any motion by any ABL Claimholder with respect to the granting of such a Lien), and (d) the terms of such Notes DIP Financing or Notes Cash Collateral order do not either require such ABL Claimholders to extend additional credit pursuant to such Notes DIP Financing or authorize the use of cash collateral consisting of ABL Priority Collateral. The Notes Claimholders agree not to offer to provide any Notes DIP Financing that does not meet the requirements set forth in clauses (a) through (d) above. If Notes Claimholders offer to provide Notes DIP Financing that meets the requirements set forth in clauses (a) through (d) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such Notes DIP Financing, ABL Agent agrees, on behalf of itself and the other ABL Claimholders, that no ABL Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the Notes DIP Financing to be secured by a Lien on the Notes

Priority Collateral that is senior to or pari passu with the Liens on the Notes Priority Collateral securing the Notes Obligations. The foregoing provisions of this Section 6.2(b) shall not prevent ABL Agent from objecting to any provision in any Notes Cash Collateral order or Notes DIP Financing documentation relating to any provision or content of a plan of reorganization. Notes Agent, on behalf of itself and the other Notes Claimholders, agrees that no such Person shall provide to such Grantor any financing under Section 364 of the Bankruptcy Code to the extent that Notes Agent or any other Notes Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with any Liens of ABL Agent. If, in connection with any Notes Cash Collateral use or Notes DIP Financing, any Liens on the Notes Priority Collateral held by Notes Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United State Trustee, then the Liens on the Notes Priority Collateral of ABL Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Notes Priority Collateral of Notes Claimholders consistent with this Agreement.

(c) All Liens granted to ABL Agent or Notes Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement.

6.3 Sales. Subject to Sections 3.4(a) and 3.8, each of Notes Agent and ABL Agent agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to Dispose of any Priority Collateral of the other Agent free and clear of any Liens or other claims under Section 363 or any other provision of the Bankruptcy Code if, in the case of ABL Priority Collateral, the requisite ABL Claimholders under the ABL Credit Agreement and ABL Agent have consented to such Disposition of such ABL Priority Collateral, or, in the case of Notes Priority Collateral, Notes Claimholders under the Indenture and Notes Agent have consented to such Disposition of such Notes Priority Collateral, such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code (so long as the right of any Notes Claimholder to offset its claim against the purchase price for any ABL Priority Collateral exists only after the ABL Obligations have been paid in full in cash, and so long as the right of any ABL Claimholder to offset its claim against the purchase price for any Notes Priority Collateral exists only after the Notes Obligations have been paid in full in cash), and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the proceeds of the Priority Collateral that is the subject of such Disposition, subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement. Each of Notes Agent and ABL Agent further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code, subject to the provision of the immediately preceding sentence.

6.4 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, Notes Agent agrees not to seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Priority Collateral, without the prior written consent of ABL Agent, unless (x) ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (y) a corresponding motion, in the reasonable judgment of Notes Agent, should be filed for the purpose of preserving such Agent’s ability to receive residual distributions pursuant to Section 4.1, although Notes Agent and the other Notes Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.1 following the granting of any such relief from the automatic stay.

(b) Until the Discharge of Notes Obligations has occurred, ABL Agent agrees not to seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Notes Priority Collateral, without the prior written consent of Notes Agent, unless (x) Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (y) a corresponding motion, in the reasonable judgment of ABL Agent, should be filed for the purpose of preserving such Agent’s ability to receive residual distributions pursuant to Section 4.1, although ABL Agent and the other ABL Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.2 following the granting of any such relief from the automatic stay.

6.5 Adequate Protection.

(a) In any Insolvency Proceeding involving a Grantor, each of ABL Agent, each other ABL Claimholder, Notes Agent and each other Notes Claimholder agrees that it will not oppose or contest (or support any other person opposing or contesting) (and instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to do so): (i) any request by Notes Agent or any other Notes Claimholder, with respect to the Notes Priority Collateral prior to the Discharge of Notes Obligations, or any request by ABL Agent or any other ABL Claimholder, with respect to the ABL Priority Collateral prior to the Discharge of ABL Obligations, in each case, for adequate protection for the application of proceeds of ABL Priority Collateral to the ABL Obligations, or the proceeds of Notes Priority Collateral to the Notes Obligations, as applicable, and, with respect to Liens on the ABL Priority Collateral or the Notes Priority Collateral, as applicable, for replacement or additional Liens on post-petition assets of the same type as the ABL Priority Collateral or the Notes Priority Collateral, as applicable, or (ii) as applicable, (A) any (1) objection by ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to their Liens in the ABL Priority Collateral, or (2) request by ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral, or (B) any (1) objection by Notes Agent or the other Notes Claimholders to any motion, relief, action or proceeding based on Notes Agent or the other Notes Claimholders claiming a lack of adequate protection with respect to their Liens in the Notes Priority Collateral or (2) request by Notes Agent or the other Notes Claimholders for relief from the automatic stay with respect to the Notes

Priority Collateral; provided, however, that (x) ABL Agent and the other ABL Claimholders may object to any request for adequate protection that would result in any adequate protection payments to Notes Agent or other Notes Claimholders being made with any ABL Priority Collateral, or with any advances made pursuant to any ABL DIP Financing prior to the Discharge of ABL Obligations and (y) Notes Agent and other Notes Claimholders may object to any request for adequate protection that would result in any adequate protection payments to ABL Agent or other ABL Claimholders being made with any Notes Priority Collateral, or with any advances made pursuant to any Notes DIP Financing prior to the Discharge of Notes Obligations. If ABL Agent, for itself and on behalf of the other ABL Claimholders, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Notes Priority Collateral in the form of a replacement or additional Lien on the post-petition assets of the same type as the Notes Priority Collateral, then ABL Agent, for itself and the other ABL Claimholders, agrees that Notes Agent shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection of its senior interest in the Notes Priority Collateral and that ABL Agent’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of Notes Agent on the same basis as the Liens of ABL Agent on the Notes Priority Collateral are subordinated to the Liens of Notes Agent on the Notes Priority Collateral under this Agreement; in that regard, ABL Agent, for itself and the other ABL Claimholders, further agrees that it will not accept any such replacement or additional Liens on such post-petition assets of the same type as the Notes Priority Collateral unless Notes Agent shall also have received a replacement or additional Lien thereon as adequate protection of its senior interest in the Notes Priority Collateral that is superior to the additional or replacement Liens so granted to ABL Agent. If Notes Agent, for itself and on behalf of the other Notes Claimholders, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the ABL Priority Collateral in the form of a replacement or additional Lien on the post-petition assets of the same type as the ABL Priority Collateral, then Notes Agent, for itself and the other Notes Claimholders, agrees that ABL Agent shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection of its senior interest in the ABL Priority Collateral and that Notes Agent’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of ABL Agent on the same basis as the Liens of Notes Agent on the ABL Priority Collateral are subordinated to the Liens of ABL Agent on the ABL Priority Collateral under this Agreement; in that regard, Notes Agent, for itself and the other Notes Claimholders, further agrees that it will not accept any such replacement or additional Liens on such post-petition assets of the same type as the ABL Priority Collateral unless ABL Agent shall also have received a replacement or additional Lien thereon as adequate protection of its senior interest in the ABL Priority Collateral that is superior to the additional or replacement Liens so granted to Notes Agent.

(b) Subject to Sections 6.2 and 6.5(a), and other provisions hereof, in any Insolvency Proceeding involving a Grantor, (i) Notes Agent and the other Notes Claimholders may seek, without objection from ABL Claimholders, adequate protection with respect to their rights in the Notes Priority Collateral, and (ii) ABL Agent and the other ABL Claimholders may seek, without objection from Notes Claimholders, adequate protection with respect to their rights in the ABL Priority Collateral; provided that if any of Notes Agent, the Notes Claimholders, ABL Agent or the ABL Claimholders are granted adequate protection in the form of a replacement or additional Lien (on existing or future assets of Grantors), claim, payment or otherwise, such replacement or additional Lien or other adequate protection shall be subject to the terms of this Agreement.

(c) Neither Notes Agent nor any other Notes Claimholder shall object to, oppose, or challenge any claim or order by ABL Agent or any other ABL Claimholder for allowance or payment, including, without limitation, current payment, in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses with the ABL Priority Collateral (so long as any post-petition interest paid as a result thereof is not paid from the proceeds of Notes Priority Collateral) or with any advances made pursuant to any ABL DIP Financing or for relief through the automatic stay with respect to the ABL Priority Collateral.

(d) Neither ABL Agent nor any other ABL Claimholder shall object to, oppose, or challenge any claim or order by Notes Agent or any other Notes Claimholder for allowance or payment, including, without limitation, current payment, in any Insolvency Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses with the Notes Priority Collateral (so long as any post-petition interest paid as a result thereof is not paid from the proceeds of ABL Priority Collateral) or with any advances made pursuant to any Notes DIP Financing or for relief through the automatic stay with respect to the Notes Priority Collateral.

(e) Notes Agent, for itself and on behalf of the other Notes Claimholders, may seek adequate protection of its junior interest in the ABL Priority Collateral, subject to the provisions of this Agreement (including Section 6.5(a) above); provided that (x) ABL Agent is granted adequate protection in the form of a senior replacement or additional Lien on post-petition assets of the same type as the ABL Priority Collateral and (y) such adequate protection required by Notes Agent is in the form of a junior replacement or additional Lien on post-petition assets of the same type as the ABL Priority Collateral.

(f) ABL Agent, for itself and on behalf of the other ABL Claimholders, may seek adequate protection of its junior interest in the Notes Priority Collateral, subject to the provisions of this Agreement (including Section 6.5(a) above); provided that (x) Notes Agent is granted adequate protection in the form of a senior replacement or additional Lien on post-petition assets of the same type as the Notes Priority Collateral and (y) such adequate protection required by ABL Agent is in the form of a junior replacement or additional Lien on post-petition assets of the same type as the Notes Priority Collateral.

(g) Neither Notes Agent nor any other Notes Claimholder shall object to, oppose, or challenge any claim by ABL Agent or any other ABL Claimholder for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses.

(h) Neither ABL Agent nor any other ABL Claimholder shall object to, oppose, or challenge any claim by Notes Agent or any other Notes Claimholder for allowance in any Insolvency Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses.

6.6 Section 1111(b) of the Bankruptcy Code.

(a) Notes Agent, for itself and on behalf of the other Notes Claimholders, shall not object to, oppose, support any objection to, or take any other action to impede, the right of any ABL Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Notes Agent, for itself and on behalf of the other Notes Claimholders, waives any claim they may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code and Section 364 of the Bankruptcy Code.

(b) ABL Agent, for itself and on behalf of the other ABL Claimholders, shall not object to, oppose, support any objection to, or take any other action to impede, the right of any Notes Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. ABL Agent, for itself and on behalf of the other ABL Claimholders, waives any claim they may hereafter have against any Notes Claimholder arising out of the election by any Notes Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code and Section 364 of the Bankruptcy Code.

6.7 No Waiver. Except as set forth in this Agreement, nothing contained herein shall prohibit or in any way limit any Agent or any Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by the other Agent or any other Claimholders, including the seeking by the other Agent or any other Claimholder of adequate protection or the assertion by the other Agent or any other Claimholders of any of its rights and remedies under the ABL Loan Documents or the Notes Documents, as applicable.

6.8 Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of the Obligations of such Claimholder (a “Recovery”), then such Claimholders shall be entitled to a reinstatement of the applicable Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9 Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed or reinstated (in whole or in part) pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Claimholder shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

6.10 Separate Grants of Security and Separate Classification. ABL Agent, on behalf of the ABL Claimholders, and Notes Agent, on behalf of the Notes Claimholders, acknowledge and intend that the respective grants of Liens pursuant to the ABL Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Notes Obligations are fundamentally different from the ABL Obligations and (ii) the ABL Obligations are fundamentally different from the Notes Obligations and, in each case, must be separately classified in any plan of reorganization proposed or confirmed (or approved) in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Notes Claimholders in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the ABL Claimholders and the Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of ABL Obligations and Notes Obligations (with the effect being that, to the extent that (i) the aggregate value of the ABL Claimholders’ ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Notes Claimholders thereon), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their ABL Priority Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Grantor in the respective Insolvency Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise), before any distribution is made in respect of the Notes Obligations with respect to such Collateral, with each Notes Claimholder acknowledging and agreeing to turn over to ABL Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Notes Obligations and (ii) the aggregate value of the Notes Claimholders’ Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders thereon), the Notes Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Notes Priority Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Grantor in the respective Insolvency Proceeding pursuant to Section 506(b) of the Bankruptcy Code or otherwise), before any distribution is made in respect of the ABL Obligations with respect to such Collateral, with each ABL Claimholder acknowledging and agreeing to turn over to Notes Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the ABL Obligations).

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on Notes Agent or any other Notes Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into of the ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, Notes Agent, on behalf of the other Notes Claimholders, acknowledges that it and the other Notes Claimholders have, independently and without reliance on ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Notes Documents or this Agreement.

7.2 No Warranties or Liability. ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that Notes Agent and each of the other Notes Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Notes Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Notes Agent and the other Notes Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that ABL Agent and each of the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein, Notes Agent and other Notes Claimholders shall have no duty to ABL Agent or any other ABL Claimholders, and ABL Agent and the other ABL Claimholders shall have no duty to Notes Agent or any other Notes Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan

Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with. Notes Agent hereby waives to the fullest extent permitted by law any claim that may be had against ABL Agent or any other ABL Claimholder arising out of any actions which ABL Agent or such other ABL Claimholder takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the ABL Obligations from any account debtor, guarantor or any other party), or the valuation, use, protection or release of any security for such ABL Obligations. ABL Agent hereby waives to the fullest extent permitted by law any claim that may be had against Notes Agent or any other Notes Claimholder arising out of any actions which Notes Agent or such Notes Claimholder takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Notes Obligations from any account debtor, guarantor or any other party), or the valuation, use, protection or release of any security for such Notes Obligations.

7.1 No Waiver of Lien Priorities.

(a) No right of ABL Claimholders, ABL Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any ABL Claimholder or ABL Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the ABL Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which ABL Agent or other ABL Claimholders, or any of them, may have or be otherwise charged with. No right of Notes Claimholders, Notes Agent or any of them to enforce any provision of this Agreement or any Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Notes Claimholder or Notes Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Notes Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which Notes Agent or other Notes Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the ABL Loan Documents and the Notes Documents and subject to the provisions of Section 5.3(a)), ABL Claimholders, ABL Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, Notes Agent or any other Notes Claimholders, without incurring any liabilities to Notes Agent or any Notes Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Notes Agent or any other Notes Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Obligations or any Lien on any ABL Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by ABL Agent or any other ABL Claimholders, the ABL Obligations, or any of the ABL Loan Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Priority Collateral or any liability of any Grantor to ABL Claimholders or ABL Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any ABL Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of any Grantor to ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, Notes Agent also agrees that ABL Claimholders and ABL Agent shall have no liability to Notes Agent or any other Notes Claimholders, and Notes Agent hereby waives any claim against any ABL Claimholder or any other ABL Agent, arising out of any and all actions which ABL Claimholders or ABL Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the ABL Loan Documents;

(ii) the collection of the ABL Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any ABL Priority Collateral. Notes Agent agrees that ABL Claimholders and ABL Agent have no duty to the Notes Claimholders in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations, or otherwise.

(d) Subject to any rights of Grantors under the Notes Documents and subject to the provisions of Section 5.3(b), Notes Agent may, at any time and from time to time in accordance with the Notes Documents and/or applicable law, without the consent of, or notice to, ABL Agent or any other ABL Claimholders, without incurring any liabilities to ABL Agent or any other ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any other ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Notes Obligations or any Lien on any Notes Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Notes Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Notes Agent or any other Notes Claimholders, the Notes Obligations, or any of the Notes Loan Documents;

(ii) subject to Section 3.8, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Notes Priority Collateral or any liability of any Grantor to Notes Claimholders or Notes Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Notes Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Notes Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Notes Priority Collateral and any security and any guarantor or any liability of any Grantor to Notes Agent or other Notes Claimholders or any liability incurred directly or indirectly in respect thereof.

(e) Except as otherwise provided herein, ABL Agent also agrees that Notes Claimholders and Notes Agent shall have no liability to ABL Agent or any other ABL Claimholders, and ABL Agent hereby waives any claim against any Notes Claimholder or Notes Agent, arising out of any and all actions which Notes Claimholders or Notes Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Notes Documents;

(ii) the collection of the Notes Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any Notes Priority Collateral. ABL Agent agrees that Notes Claimholders and Notes Agent have no duty to the ABL Claimholders in respect of the maintenance or preservation of the Notes Priority Collateral, the Notes Obligations, or otherwise.

(f) Until the Discharge of ABL Obligations and the Discharge of Notes Obligations, each of ABL Agent and Notes Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other Agent’s Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4. Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of ABL Agent and other ABL Claimholders and Notes Agent and other Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Notes Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Notes Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Notes Obligations or any guarantee thereof,

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of ABL Agent, the ABL Obligations, any ABL Claimholder, Notes Agent, the Notes Obligations or any Notes Claimholder in respect of this Agreement.

SECTION 8. Representations and Warranties.

8.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of Each Agent. ABL Agent and Notes Agent each represents and warrants to the other that it has been authorized by ABL Lenders or holders of the Notes, as applicable, under the ABL Credit Agreement or the Indenture, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the other ABL Claimholders or the other Notes Claimholders, as applicable, as fully as if they were parties hereto.

SECTION 9. Miscellaneous.

9.1 Conflicts. Except to the extent expressly provided in Section 9.15, in the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Loan Documents or any of the Notes Documents, the provisions of this Agreement shall govern and control; provided that nothing in this Intercreditor Agreement, as between the Notes Agent, the other Notes Claimholders and the Grantors, shall be deemed to waive any rights, protections, privileges, immunities or indemnities of the Notes Agent as set forth in the Indenture and the other Notes Documents.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination (as opposed to debt or claim subordination) and ABL Claimholders may continue, at any time and without notice to Notes Agent or any other Notes Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Obligations in reliance hereof. Each of Notes Agent and ABL Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, ABL Agent and the Notes Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to ABL Agent, ABL Claimholders, and the ABL Obligations, on the date that the Discharge of ABL Obligations has occurred; and

(b) with respect to Notes Agent, Notes Claimholders, and the Notes Obligations, on the date that the Discharge of Notes Obligations has occurred.

9.3 Amendments; Waivers. Except as provided in the last two sentences of this Section, no amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any amendments, modifications or waivers can be effected by ABL Agent, at the direction of the requisite ABL Claimholders under the ABL Credit Agreement, and by Notes Agent, at the direction of the requisite Notes Claimholders under the Indenture. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights under the ABL Loan Documents or under the Notes Documents are directly affected, (ii) any Other Pari Passu Lien Obligations Agent, on behalf of itself and such holders, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Grantors and such Other Pari Passu Lien Obligations Agent of a properly completed joinder agreement (in form and substance reasonably satisfactory to each of ABL Agent and Notes Agent) to each of the other parties hereto, (iii) any duly appointed agent for the holders of ABL Obligations described in clause (ii) of the definition thereof, on behalf of itself and such holders, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Grantors and such agent of a properly completed joinder agreement (in form and substance reasonably satisfactory to each of ABL Agent and Notes Agent) to each of the other parties hereto and delivery to Notes Agent by Issuer of an officer’s certificate certifying that such obligations are permitted by the Indenture to be included hereunder as ABL Obligations, (iv) technical modifications may be made to this Agreement to facilitate the inclusion of Other Pari Passu Lien Obligations without any further action by any other party hereto to the extent such Other Pari Passu Lien Obligations are permitted to be incurred under the ABL Loan Documents and the Notes Documents and (v) technical modifications may be made to this Agreement to facilitate the inclusion of ABL Obligations described in clause (ii) of the definition thereof without any further action by any other party hereto to the extent such Obligations are permitted to be incurred under the ABL Loan Documents and the Notes Documents. In connection with any Refinancing of the Notes Obligations or ABL Obligations pursuant to Section 5.3(a) or 5.3(b), as applicable, this Agreement may be amended at the request and sole expense of the Grantors, and without the consent of either ABL Agent or Notes Agent, (i) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (ii) to establish that Liens on any Notes Priority Collateral securing such Refinanced debt shall have the same priority as the Liens on any Notes Priority Collateral securing the debt being Refinanced and (iii) to establish that the Liens on any ABL Priority Collateral securing such Refinanced debt shall have the same priority as the Liens on any ABL Priority Collateral securing the debt being Refinanced. Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time at the sole request and expense of the Company (as defined under the Indenture), (x) as set forth in the second paragraph of Section 9.01 of the Indenture, without the consent of Notes Agent, and (y) as set forth in the second paragraph of such Section 9.01 as in effect on the date hereof, without the consent of ABL Agent.

9.4 Information Concerning Financial Condition of the Grantors. ABL Agent and the other ABL Claimholders shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and all endorsers and/or guarantors of the ABL Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations. ABL Agent and the other ABL Claimholders shall have no duty to advise Notes Agent or any Notes Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Notes Agent and the other Notes Claimholders shall have no duty to advise ABL Agent or any other ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event ABL Agent or any other ABL Claimholders, or Notes Agent or any other Notes Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it or they shall be under no obligation:

(a) to make, and ABL Agent and the other ABL Claimholders, or Notes Agent and the other Notes Claimholders, as the case may be, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. (a) With respect to any payments or distributions in cash, property, or other assets that any Notes Claimholders or Notes Agent pays over to ABL Agent or ABL Claimholders under the terms of this Agreement, Notes Claimholders and Notes Agent shall be subrogated to the rights of ABL Agent and the other ABL Claimholders and (b) with respect to any payments or distributions in cash, property, or other assets that any ABL Claimholders or ABL Agent pay over to Notes Agent or the other Notes Claimholders under the terms of this Agreement, ABL Claimholders and ABL Agent shall be subrogated to the rights of Notes Agent and the other Notes Claimholders; provided, however, that, ABL Agent and Notes Agent each hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations or Discharge of Notes Obligations, as applicable, has occurred. Any payments or distributions in cash, property or other assets received by ABL Agent or the other ABL Claimholders that are paid over to Notes Agent or the other Notes Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Any payments or distributions in cash, property or other assets received by Notes Agent or the other Notes Claimholders that are paid over to ABL Agent or ABL Claimholders pursuant to this Agreement shall not reduce any of the Notes Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the ABL Claimholders shall have any claim against any of the Notes Claimholders for any impairment of any subrogation rights herein granted to the Notes Claimholders and none of the Notes Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

9.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO (INCLUDING THE PARENT ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY ABL AGENT AND NOTES AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7 Notices. All notices to Notes Claimholders and ABL Claimholders permitted or required under this Agreement shall also be sent to Notes Agent and ABL Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties. Grantors shall provide written notice to ABL Agent within ten (10) business days after Grantors receive notice from Notes Agent of the Discharge of Notes Obligations and shall provide written notice to Notes Agent within ten (10) business days after Grantors receive notice from ABL Agent of the Discharge of ABL Obligations.

9.8 Further Assurances. ABL Agent and Notes Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Notes Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10 Binding on Successors and Assigns. This Agreement shall be binding upon ABL Agent, ABL Claimholders, Notes Agent, Notes Claimholders, and their respective successors and assigns.

9.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of ABL Claimholders and Notes Claimholders. In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of ABL Agent and other ABL Claimholders on the one hand and Notes Agent and other Notes Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between Grantors and ABL Agent and the other ABL Claimholders, or as between Grantors and Notes Agent and the other Notes Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Notes Documents, respectively.

9.15 Costs and Attorneys Fees. In the event it becomes necessary for ABL Agent, any other ABL Claimholder, Notes Agent, or any other Notes Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16 Specific Performance. Each of ABL Agent and Notes Agent may demand specific performance of this Agreement. ABL Agent, on behalf of itself and the other ABL Claimholders, and Notes Agent, on behalf of itself and the Notes, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or the other ABL Claimholders or Notes Agent or the other Notes Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, ABL Agent or Notes Agent may seek such or any other relief as if it were the “holder” of the claims of the other agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

9.17 Indenture and Notes Security Agreement Protections. In connection with its execution and acting under this Agreement, Notes Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture and the Notes Security Agreement, all of which are incorporated by reference herein mutatis mutandis.

9.18 No Trust or Fiduciary Relationship; Duties of the Notes Agent. (a) The Notes Agent shall not be deemed to be in a relationship of trust or confidence with the ABL Agent, any ABL Claimholders, or any other Person by reason of this Agreement, and shall not owe any fiduciary, trust or other special duties to the ABL Agent, any ABL Claimholders, or any other Person by reason of this Agreement.

(b) The parties hereto acknowledge that the Notes Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Notes Collateral Documents or any Collateral, notwithstanding any rights or discretion that may be granted to the Notes Agent in such Notes Collateral Documents.

(c) The Notes Agent shall be responsible only for the performance of such duties as are expressly set forth herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

WELLS FARGO CAPITAL FINANCE, INC., as ABL Agent

By:	/s/ Matt Mouledous
Name: Matt Mouledous
Title: Vice President

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

UMB BANK, N.A., as Notes Agent

By:	/s/ Janet Lambert
Name: Janet Lambert
Title: Vice President

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to ABL Agent, ABL Claimholders, Notes Agent, and Notes Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the undersigned further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

THE COMPANY:

LSB INDUSTRIES, INC., a Delaware corporation

By:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chief Executive Officer

THE NOTES GUARANTORS (OTHER THAN ZENA ENERGY L.L.C. AND EL DORADO NITROGEN, L.P.) AND THE ABL GUARANTORS:

CEPOLK HOLDINGS, INC.

CHEMEX I CORP.

CHEMICAL PROPERTIES L.L.C.

CHEMICAL TRANSPORT L.L.C.

CHEROKEE NITROGEN COMPANY

CHEROKEE NITROGEN HOLDINGS, INC.

CLIMACOOL CORP.

THE CLIMATE CONTROL GROUP, INC.

CLIMATECRAFT, INC.

CLIMATECRAFT TECHNOLOGIES, INC.

CLIMATE MASTER, INC.

CONSOLIDATED INDUSTRIES CORP.

EDC AG PRODUCTS COMPANY L.L.C.

EL DORADO CHEMICAL COMPANY

EL DORADO NITRIC COMPANY

INTERNATIONAL ENVIRONMENTAL CORPORATION

NORTHWEST FINANCIAL CORPORATION

KOAX CORP.

LSB CHEMICAL CORP.

LSB-EUROPA LIMITED

PRIME FINANCIAL L.L.C.

PRIME HOLDINGS CORPORATION

PRYOR CHEMICAL COMPANY

SUMMIT MACHINE TOOL MANUFACTURING L.L.C.

THERMACLIME, L.L.C.

[SIGNATURE PAGE TO ACKNOWLEDGMENT]

THERMACLIME TECHNOLOGIES, INC. XPEDIAIR, INC.

by:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chairman of the Board

LSB CAPITAL L.L.C.

by:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: President

TRISON CONSTRUCTION, INC.

by:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Executive Vice President

EL DORADO ACID, L.L.C. EL DORADO ACID II, L.L.C. EL DORADO AMMONIA L.L.C.

by:	/s/ David R. Goss
Name: David R. Goss
Title: Executive Vice President

[SIGNATURE PAGE TO ACKNOWLEDGMENT]